Exhibit (a)(1)(H)

Employee Communications – Local Tax Rules

The Netherlands

To:  Employees Located in the Netherlands

From:  Moderna’s Global Equity Team

Date: Tuesday, November 18, 2025

Subject:  Moderna’s Option Exchange Program – Tax Information (Netherlands)

Colleagues,

As you think about whether to take part in Moderna’s Option Exchange, we want to flag a few Netherlands-specific tax rules that may help you make an informed decision.

General Tax Implications to Consider:

•
Taxable event at exchange (for vested options only): Under Dutch rules, exchanging stock options is treated as a disposal of your existing options. The taxable amount is the fair market value of the outstanding options at the time of exchange (Dec 12, 2025).

•
Payroll withholding & reporting: Any Dutch Wage Tax due will be withheld through payroll, currently expected to occur with your January 2026 paycheck and remitted to the Dutch authorities by January 2026. If your paycheck does not cover the full tax obligation, the Moderna Equity Team will reach out to you with that information and details on the process to pay for the remaining taxes.

•	No step-up/offset later: Dutch tax recognized at exchange does not create a basis step-up, credit, or offset when you later exercise the exchanged options as they are treated as a new grant.

•	Future taxation of the new options: Generally, arises when shares acquired on exercise become tradable, unless you elect in writing to treat the moment of exercise as the taxable moment.

Please Note: These outcomes reflect Dutch tax law and the general treatment of stock option exchanges. They are not a result of how Moderna designed this program.

Resources & support:

•	Review the FAQs: Available on our myModerna page (go/OptionExchange).

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•
Join the live, virtual session (Date/Time - TBD): This session will be hosted by Moderna’s Equity Team and will include a discussion of the general tax rules that apply to the option exchange. A question-and-answer period will be available, although we cannot answer questions related to personal circumstances. A calendar invitation will be sent to hold this time on your calendar. This session will not be recorded, so please make every effort to attend the session.

•	Seek your own personal advice: This is general tax information. Please consult your tax/financial advisor for guidance based on your circumstances.

Actions & deadlines:

•	Submit exchange selections via the Exchange Site: fidelitymicrosite.com/ModernaExchange

o	The window is open for selections (opened on Thursday, November 13, 2025 at 9:00 a.m. ET)

o	Deadline (window closing date/time): Friday December 12, 2025 at 3:59 p.m. ET

o	New Grant Date (for options chosen to be exchanged): Friday, December 12, 2025 (grant price will be the closing stock price on this date)

Best Regards,

The Moderna Equity Team

Participation in the Option Exchange is voluntary. Moderna and its Board of Directors make no recommendation as to whether you should participate or refrain from participating in the Option Exchange. You must make your own decision whether to participate. You should speak with your financial, legal and/or tax advisors as necessary, before deciding whether to participate in the Option Exchange. The Option Exchange is being made pursuant to the terms and conditions set forth in Moderna’s Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: fidelitymicrosite.com/ModernaExchange. You should read these written materials carefully because they contain important information about the Option Exchange, including related risks.

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Australia

To:  Employees Located in Australia & Mobile touching

From:  Moderna Global Equity Team

Date: Tuesday, November 18, 2025

Subject:  Moderna’s Option Exchange Program – Tax Information (Australia)

Colleagues,

As you think about whether to take part in Moderna’s Option Exchange, we want to flag a few Australia-specific tax rules that may help you make an informed decision.

General Tax Implications to Consider:

•
Taxing point at exchange: Exchanging your current options for new ones is expected to create a taxing point under Australia’s Employee Share Scheme (ESS) rules—this applies to both vested and unvested options. The taxable amount should be the market value of your new options.

•	Reporting & payment: You’ll receive an ESS Statement from Moderna, and we’ll also report the exchange to the Australian Taxation Office (ATO) following the end of the Australian financial year.

•	No payroll withholding occurs at exchange. All taxes are the employees’ responsibility due when completing your annual income tax return.

Please Note: These outcomes reflect Australian taxation law and practice as of November 2025 and may be subject to change. They are not a result of how Moderna designed this program.

Resources & support:

•	Review the FAQs: Available on our myModerna page (go/OptionExchange).

•
Join the live, virtual session (Date/Time - TBD): This session will be hosted by Moderna’s Equity Team and will include a discussion of the general tax rules that apply to the option exchange. A question-and-answer period will be available, although we cannot answer questions related to personal circumstances. A calendar invitation will be sent to hold this time on your calendar. This session will not be recorded, so please make every effort to attend the session.

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•	Seek your own Personal advice: This is general tax information. Please consult your tax/financial advisor for guidance based on your circumstances.

Action & deadlines:

•	Submit exchange selections via the Exchange Site: fidelitymicrosite.com/ModernaExchange

o	The window is open for selections (opened on Thursday, November 13, 2025 at 9:00 a.m. ET)

o	Deadline (window closing date/time): Friday December 12, 2025 at 3:59 p.m. ET

o	New Grant Date (for options chosen to be exchanged): Friday, December 12, 2025 (grant price will be the closing stock price on this date)

Best Regards,

The Moderna Equity Team

Participation in the Option Exchange is voluntary. Moderna and its Board of Directors make no recommendation as to whether you should participate or refrain from participating in the Option Exchange. You must make your own decision whether to participate. You should speak with your financial, legal and/or tax advisors as necessary, before deciding whether to participate in the Option Exchange. The Option Exchange is being made pursuant to the terms and conditions set forth in Moderna’s Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: fidelitymicrosite.com/ModernaExchange. You should read these written materials carefully because they contain important information about the Option Exchange, including related risks.

Canada

To:  Employees Located in Canada

From:  Moderna Global Equity Team

Date: Tuesday, November 18, 2025

Subject:  Moderna’s Option Exchange Program – Tax Information (Canada)

Dear Colleagues,

As you think about whether to take part in Moderna’s Option Exchange, we want to flag a Canada-specific tax rule that may help you make an informed decision.

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General Tax Implications to Consider:

•	No taxable event at exchange: We do not expect a taxable event at the time of exchange, and no payroll withholding at exchange.

•	Qualified vs. Non-Qualified portions in Fidelity: Some previously granted Canadian stock option awards appear in Fidelity as two awards:

o	Qualified Portion – Eligible for favorable tax treatment under Canadian rules (up to the $200,000 annual vesting limit).

o	Non-Qualified Portion – Amounts above the limit, taxed as employment income when applicable.

o
While these may appear as two separate awards in your Fidelity NetBenefits account, they are actually part of a single award granted on the same date with the same grant price. On your pre-exchange statement and in the exchange selection portal, this will appear as one combined grant for ease of reference. Because you must make your option exchange selections at the grant level, you’ll need to exchange both portions if you choose to participate. Partial exchanges (e.g. exchanging just the qualified or non-qualified portion) aren’t allowed. Please be advised that the exchange will require retesting under the $200,000 annual vesting limit and as a result the number of qualified and non-qualified securities may change.

Please Note: These outcomes reflect Canadian tax law and the general treatment of stock option exchanges. They are not a result of how Moderna designed this program.

Resources & support:

•	Review the FAQs: Available on our myModerna page (go/OptionExchange).

•	Seek your own Personal advice: This is general tax information. Please consult your tax/financial advisor for guidance based on your circumstances.

Action & deadlines:

•	Submit exchange selections via the Exchange Site: fidelitymicrosite.com/ModernaExchange

o	The window is open for selections (opened on Thursday, November 13, 2025 at 9:00 a.m. ET)

o	Deadline (window closing date/time): Friday December 12, 2025 at 3:59 p.m. ET

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o	New Grant Date (for options chosen to be exchanged): Friday, December 12, 2025 (grant price will be the closing stock price on this date)

Best Regards,

The Moderna Equity Team

Participation in the Option Exchange is voluntary. Moderna and its Board of Directors make no recommendation as to whether you should participate or refrain from participating in the Option Exchange. You must make your own decision whether to participate. You should speak with your financial, legal and/or tax advisors as necessary, before deciding whether to participate in the Option Exchange. The Option Exchange is being made pursuant to the terms and conditions set forth in Moderna’s Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: fidelitymicrosite.com/ModernaExchange. You should read these written materials carefully because they contain important information about the Option Exchange, including related risks.

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Moderna’s Stock Option Exchange Program

General Tax Information & FAQs

Participation in the Option Exchange is voluntary. Moderna and its Board of Directors, or its advisers, make no recommendation as to whether you should participate or refrain from participating in the Option Exchange. You must make your own decision whether to participate. You should speak with your financial, legal and/or tax advisors as necessary, before deciding whether to participate in the Option Exchange. The Option Exchange is being made pursuant to the terms and conditions set forth in Moderna’s Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: fidelitymicrosite.com/ModernaExchange. You should read these written materials carefully because they contain important information about the Option Exchange, including related risks.

Global:

Will my participation in the stock option exchange program be a taxable event?

All stock options that are selected for exchange will be cancelled and new stock options will be granted to replace them. The new stock options will have distinct characteristics, including a new grant date, grant price, and vesting schedule, as indicated in this statement.

In coordination with Moderna's tax advisors, Moderna has reviewed the tax implications of the cancellation and re-grant of options in the exchange for locations with eligible outstanding stock option grants. It is generally expected that the exchange does not result in a taxable event, except as otherwise noted below.

However, this information is being provided for general purposes only and is not intended to serve as personal tax advice. The tax consequences summarized in this document are based on the tax law and practice as of November 2025 and may be subject to change. Since each employee’s financial circumstance is different and your taxation depends on your personal circumstances, we strongly recommend that you consult with your personal tax or financial advisor regarding your personal circumstances, and for answers to your specific financial planning and tax questions.

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Canada:

How will stock option grants be treated in the option exchange program?

For Canadian participants, certain stock option awards are split into two separate grants in Fidelity’s system:

•	Qualified Portion – Eligible for favorable tax treatment under Canadian tax rules (up to the annual $200,000 vesting limit).

•	Non-Qualified Portion – Amount above the annual $200,000 vesting limit, taxed as regular employment income.

Although these portions appear as separate grants in your Fidelity NetBenefits account, they represent a single stock option award granted to you on the same date with the same grant price.

If your stock option award includes both a qualified and non-qualified portion, these will appear as one combined award on the exchange site and on your personalized pre-exchange statement.  You’ll make your exchange selection based on this single combined total, and the exchange can only be made for the entire award as shown—not for individual portions.

If you choose to participate in the exchange, the qualified and non-qualified portions will be recalculated for the stock options you choose to exchange, as applicable.

Netherlands:

How will stock option grants be treated in the option exchange program?

For Dutch participants, exchanging vested options will generally trigger a taxable event because the existing vested options are treated as disposed of and replaced with new options. Unvested options are not taxed at the time of exchange.

How is the taxable income determined?

The taxable income equals the fair market value of the vested stock options at the moment of exchange. This value is not the same as the intrinsic value (the difference between exercise price and share price). It must be determined using an accepted option valuation model under Dutch tax rules, for example based on the Black-Scholes option pricing formula.

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What tax rate applies and how is it paid?

The income is subject to Dutch wage tax at progressive rates up to 49.5% (in 2025). For income between EUR 76,818 – EUR 139,404 (in 2025) a Dutch wage tax withholding rate of 56.01% (in 2025) will apply due to a levy rebate. Because employees do not receive any cash from the exchange, this creates a 'dry tax charge' — meaning tax is due even though you do not receive proceeds. Moderna will withhold Dutch wage tax through payroll and remit it to the Dutch tax authorities.

When will Moderna withhold and remit the tax?

For an exchange expected to occur in December 2025, Moderna will report and withhold the Dutch wage tax in the December payroll and remit the taxes to the Dutch authorities by January 2026, consistent with local reporting requirements.

What if my December 2025 regular pay isn’t enough to cover the total tax withholding?

If you choose to participate in the exchange program, the Moderna Equity Team will reach out to you in December 2025 to notify you of the taxes you will be obligated to pay upon the exchange of your eligible stock options.

If your regular pay in the month of the taxable event (January 2026 paycheck) is not sufficient to cover the full amount of the taxes due, you will need to pay the remaining amount to Moderna.  Moderna will remit the taxes to the Dutch tax authorities on your behalf.  Details on this additional process will be provided, as applicable.

Does the tax paid at exchange reduce future taxes when I exercise my new options?

No. Taxes paid at the time of the exchange do not provide a cost basis, credit, or offset when you later exercise the replacement options. For Dutch tax purposes, the new options are treated as a separate new grant.

When will the new options be taxable?

The new options are generally taxed upon exercise, when the acquired shares are (or become) tradable. Shares are considered tradable when vested (i.e., there are no statutory, contractual, or legal restrictions on sale). However, even if the acquired shares are not (considered) taxable at the time of exercise, you may still elect in writing to treat the exercise as the taxable moment.

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Will there be a live session to review the general tax rules?

Yes.

The Equity Team will host a live, virtual session (Date/ Time - TBD) that will include a discussion of the general tax rules that apply to the option exchange.

A calendar invite will be sent to hold this time on your calendar. The session will not be recorded, so please make every effort to attend.

Personal tax advice will not be given during this session.  If you have specific, personal questions, please contact your financial/tax advisor.

Australia:

Assumptions

It is assumed that:

•
you are an Australian resident for income tax purposes (and not temporary resident) from the time the existing options are granted until the existing options are disposed of as a result of the exchange;

•	you are an employee of Moderna or a subsidiary of Moderna and the existing options were granted to you in respect of your employment;

•	you hold the existing options directly in your name personally on your own account;

•	the existing options are eligible for tax deferral under the employee share scheme (ESS) rules in Australia.

There are specific rules in connection with individuals who are considered “internationally mobile” for tax purposes, and these are not addressed in this FAQ.

How will stock option grants be treated in the option exchange program?

For Australian participants, the exchange is treated as a disposal of your existing options in exchange for new options, which triggers an ESS taxing point. This applies to both vested and unvested options.

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After the exchange, new options are not acquired at a discount for tax purposes, any future tax consequences will arise under the capital gains tax (CGT) rules, usually when the resulting shares are sold.

How is the taxable income determined?

The taxable amount associated with the disposal of your existing options is the consideration you receive in the exchange, being the market value of the new stock options you receive at the time of exchange. This value is determined using the Australian Taxation Office (ATO) valuation tables, which apply a Black-Scholes methodology.

Key inputs include:

•	Moderna’s share price at the time of exchange;

•	The exercise price of your new options; and,

•	The length of time before the new options expire.

The new options will have a taxable value based on these valuation factors.

The length of time from the date of grant until expiry (i.e. the life of the option) affects an option’s value at the date of grant.

Will there be a live session to review the general tax rules?

Yes.

The Equity Team will host a live, virtual session (Date/Time - TBD) that will include a discussion of the general tax rules that apply to the option exchange.

A calendar invite will be sent to hold this time on your calendar. The session will not be recorded, so please make every effort to attend.

Personal tax advice will not be given during this session.  If you have specific, personal questions, please contact your financial/tax advisor.

Note: The information provided in this FAQ document is for general purposes only and is not intended to serve as personal tax advice. Each employee’s financial situation is different, and you should consult your personal tax or financial advisor to understand how this applies to you.

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